EXHIBIT 3(f)2

TO ALL TO WHOM THESE PRESENTS MAY COME - GREETING:


         WHEREAS, SAVANNAH ELECTRIC AND POWER COMPANY, a corporation created and existing under the laws of Georgia, has filed in this office in terms of law a petition asking that its charter be amended to eliminate therefrom in their entirety (i) Section 4.04(B)(i), a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii)
Section 4.04(B)(ii), a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Section 4.06 (except the first sentence therein), a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels; and
         WHEREAS, Savannah Electric and Power Company has complied with all the requirements of the law in such cases made and provided.
         THEREFORE, the State of Georgia hereby amends the charter of said Savannah Electric and Power Company so as to eliminate Sections 4.04(B)(i), 4.04(B)(ii) and 4.06 (except the first sentence therein) of its charter.

         IN WITNESS WHEREOF, these presents have been signed by the Secretary of State and the great seal has been attached hereto at the State Capitol in Atlanta, Georgia, on this 2nd day of December, 1998.


                                                     Secretary of State

                 PETITION FOR TWENTY-FIFTH AMENDMENT TO CHARTER



TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

         The petition of Savannah Electric and Power Company, a corporation of Chatham County, in said State, respectfully shows:

         I. It is a street and suburban railway company, with authority to do an electric light, heat and power business. Its Charter was granted by the Secretary of State of the State of Georgia on August 21, 1921, for the term of One Hundred and One Years (101 years), with the right of renewal and continuance thereafter as may be provided by law, upon a petition duly filed and pursuant to an Act of the General Assembly of the State of Georgia approved December 17, 1892, and acts amendatory thereof, and was amended by certificates issued by the Secretary of State on the following dates: (1) September 29, 1924, (2) November 15, 1926, (3) July 11, 1930, (4) June 19, 1942, (5) July 13, 1945, (6) December
31, 1945, (7) November 18, 1948, (8) April 20, 1953, (9) November 25, 1953, (10)
May 23, 1954, (11) October 13, 1954, (12) April 7, 1955, (13) March 5, 1957,
(14) April 17, 1957, (15) April 9, 1964, (16) March 3, 1970, (17) October 23,
1972, (18) October 15, 1975, (19) January 12, 1982, (20) August 7, 1984, (21)
August 6, 1986, (22) March 1, 1988, (23) December 9, 1988 and (24) November 10,
1993.

         II. The authorized and outstanding shares of capital stock of the Company outstanding at November 23, 1998, the date of the Written Consent of the Sole Shareholder hereinafter referred to, are as follows:



                                                                Authorized            Outstanding
Kind of Stock                                                Number of Shares      Number of Shares
-------------                                                ----------------      ----------------
Undesignated Preferred Stock, Par Value $100 Per Share             125,000                         0
Undesignated Preference Stock, Par Value $5 Per Share            2,000,000                         0
Undesignated Class A Convertible, Par Value $5 Per Share           500,000                         0
Common Stock, Par Value $5 Per Share                            16,000,000                10,844,635


         III. The Company desires an amendment to its charter to eliminate therefrom in their entirety (i) Section 4.04(B)(i), a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Section 4.04(B)(ii), a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii)
Section 4.06 (except the first sentence therein), a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.

         IV. This petition for the proposed amendment has been duly authorized by the action of more than two-thirds in amount of the entire capital stock of the Company outstanding and entitled by the terms of its charter or state law to vote thereon by Written Consent of the Sole Shareholder of the Company. The affirmative vote of (i) the holders of record of at least 66-2/3% of the shares of common stock of the Company outstanding and entitled to vote and (ii) the holders of at least 66-2/3% of the total number of shares of preferred stock outstanding was required to adopt the foregoing amendment. There were 10,844,635 shares of common stock of the Company outstanding and entitled to vote thereon of which all were voted in favor of the foregoing amendment. There were no other outstanding shares of capital stock of the Company.

         V. Petitioner respectfully presents this, its petition for an amendment to its charter, as heretofore amended, and asks that the same be granted as herein prayed for and that all other rights, powers and privileges contained in its original charter, as heretofore amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

                            SAVANNAH ELECTRIC AND POWER COMPANY


                            By: _____________________
                                     Title:

Attest:

-------------------------
Title:

Date:  November 23, 1998

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE
            BOARD OF DIRECTORS OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      TWENTY-FIFTH AMENDMENT TO ITS CHARTER


         On motion, duly made and seconded, the following resolution was unanimously adopted by the Board of Directors of the Company:

                  RESOLVED: That it is desirable and in the best interests of the Company to seek the approval of the Company's shareholders to amend the Company's charter, as heretofore amended (the "Charter"), in order to eliminate in their entirety (i) Section 4.04(B)(i), a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Section 4.04(B)(ii), a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and
         (iii) Section 4.06 (except the first sentence therein), a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels, and this Board of Directors does hereby authorize and approve such amendment;

                  RESOLVED FURTHER: That, if the holder of record of the Company's outstanding common stock votes affirmatively for the proposal to amend the Charter, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company be and hereby are authorized and directed to make application to the Secretary of State of the State of Georgia that the Charter of Savannah Electric and Power Company, dated August 5, 1921, as heretofore amended by certificates of the Honorable Secretary of Sate dated (1) September 29, 1924, (2) November 15, 1926, (3) July 11, 1930, (4) June 19, 1942, (5) July 13, 1945, (6) December 31, 1945,
         (7) November 18, 1948, (8) April 20, 1953, (9) November 25, 1953, (10)
         May 23, 1954, (11) October 13, 1954, (12) April 7, 1955, (13) March 5,
         1957, (14) April 17, 1957, (15) April 9, 1964, (16) March 3, 1970, (17)
         October 23, 1972, (18) October 15, 1975, (19) January 12, 1982, (20)
         August 7, 1984, (21) August 6, 1986, (22) March 1, 1988, (23) December
         9, 1988 and (24) November 10, 1993, be further amended to eliminate Sections 4.04(B)(i), 4.04(B)(ii) and 4.06 (except the first sentence therein) (all other terms and provisions of the Charter to remain unchanged); and that the officers of the Company be and they are hereby authorized and empowered to take all such other action as any one of them may deem necessary or desirable to effect said amendment;

                  RESOLVED FURTHER: That the Secretary of the Company shall certify under the seal of the Company a copy of this resolution and attach it to the petition for twenty-fifth amendment to the Charter to be filed with the Secretary of State of the State of Georgia; and

                  RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to do and perform all such acts, matters and things as may be necessary or appropriate to carry out the proposals described in the foregoing resolutions in the manner provided by law and otherwise to consummate the transactions contemplated thereby.






         I, Nancy Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Savannah Electric and Power Company, duly held on October 20, 1998, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 23rd day of November, 1998.





                                                     Secretary


                                                      (SEAL)

               CERTIFIED ABSTRACT FROM THE WRITTEN CONSENT OF THE
             SOLE SHAREHOLDER OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      TWENTY-FIFTH AMENDMENT TO ITS CHARTER


         The following resolution was adopted by written consent of the sole shareholder of the outstanding shares of the Company's common stock:



                  RESOLVED: That there be and hereby is approved and adopted an amendment to the Charter of Savannah Electric and Power (the "Company") to remove therefrom (i) Section 4.04(B)(i), a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Section 4.04(B)(ii), a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Section 4.06 (except the first sentence therein), a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.





         I, Nancy Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of the resolution duly and regularly adopted by written consent of the sole shareholder of Savannah Electric and Power Company, effective November 23, 1998, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 23rd day of November, 1998.





                                                     Secretary


                                                      (SEAL)